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                                                                    EXHIBIT 23.2

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Foveon, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-81820, 333-82288, 333-82286, and 333-82282) of Synaptics
Incorporated of our report dated August 31, 2000 relating to the statements of operations, convertible preferred stock and shareholders' deficit, and cash flows of Foveon Inc. (a development stage enterprise) for the year ended July 1, 2000, which report appears in the June 30, 2002 annual report on Form 10-K of Synaptics Incorporated.

                                              /s/ KPMG LLP

Mountain View, California
September 11, 2002